Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

The PURCHASE AGREEMENT (the “Agreement”), dated as of February 13, 2025, by and between Bolt Projects Holdings, Inc., a Delaware corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to $1,500,000 of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”). The shares of Common Stock to be acquired hereunder are referred to herein as the “Securities.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AAA” has the meaning specified in Section 9.15(a).

“Administrative Fee” shall mean a $25,000 payment from Company to Investor upon execution of this Agreement.

“Affiliate” shall mean, with respect to a Party, any individual, a corporation or any other legal entity, directly or indirectly, controlling, controlled by or under common control with such Party. For purpose of this definition, the term “control,” as used with respect to any corporation or other entity, means (a) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such corporation or other entity or (b) the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble hereof.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 7.2(g).

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Clearing Costs” shall mean all the Transfer Agent costs with respect to the deposit of the Purchase Notice Shares.

“Closing” shall mean any one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.2.

“Closing Date” shall mean the date a Closing occurs.

“Commitment Period” shall mean the period commencing on the date hereof and ending on the earlier of (i) June 30, 2025, or (ii) the date on which the Investor shall have purchased Purchase Notice Shares pursuant to this Agreement for an aggregate purchase price up to the Investment Amount.

“Common Stock” shall mean the Company’s common stock, $0.0001 par value per share.

“Common Stock Equivalents” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Current Report” has the meaning set forth in Section 6.2.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” has the meaning set forth in Section 2.3.

“Execution Date” shall mean the date of the last signature of this Agreement.

“Investment Amount” shall mean $1,500,000.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“Party” shall mean a party to this Agreement.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e., NYSE, AMEX, Nasdaq), or principal quotation systems (i.e., OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A hereto, sent to the Investor by email setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Amount” shall mean the Purchase Notice Shares referenced in the Purchase Notice multiplied by the Purchase Price in accordance with Section 2.1.

“Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Purchase Notice Shares” shall mean all shares of Common Stock that the Company shall be entitled to issue and sell as set forth in all Purchase Notices in accordance with the terms and conditions of this Agreement.

“Purchase Price” shall mean 75% of the lowest daily volume weighted average price of the Common Stock ten (10) Business Days prior to a Closing Date.

“Registration Statement” shall have the meaning specified in Section 6.3.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” mean the Purchase Notice Shares to be issued to the Investor pursuant to the terms of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Transaction Documents” shall mean this Agreement and all exhibits hereto and thereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

“Trust Account” shall mean an account held with Investor’s counsel to hold the Investment Amount from the Purchase Notice Date until the Closing Date; on the Closing Date the Purchase Notice Amount will be released to the Company.

All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 PURCHASE NOTICES.

(a) PURCHASE NOTICES. Subject to the conditions set forth herein, at any time during the Commitment Period, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of one or more Purchase Notices from time to time, to purchase, and the Investor shall have the obligation to purchase from the Company, the number of Purchase Notice Shares set forth on the Purchase Notice at the Purchase Price, provided that the amount of Purchase Notice Shares shall not exceed the Beneficial Ownership Limitation set forth in Section 7.2(g). The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing.

Section 2.2 MECHANICS.

(a) PURCHASE NOTICE. The Company shall deliver the Purchase Notice Shares to the Investor, alongside the delivery of a Purchase Notice, and the Investor shall deliver the Investment Amount to the Trust Account no later than the same Business Day as the delivery of the Purchase Notice. A Purchase Notice shall be deemed delivered on (i) the Business Day that the Purchase Notice and Purchase Notice Shares have been confirmed received by the Investor, if all conditions are met on or prior to 8:00 a.m. New York time or (ii) the next Business Day if the conditions are met after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day (the “Purchase Notice Date”).

(b) CLOSING. The Closing of a Purchase Notice shall occur no later than five (5) Business Days after a Purchase Notice Date. For each Purchase Notice, upon the terms and subject to the conditions set forth herein, the Investor will pay or otherwise cause to be released the Purchase Notice Amount from the Trust Account to the Company via wire transfer of immediately available funds on the Closing Date. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

Section 2.3 EXCHANGE CAP. The Company shall not be permitted to issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not be required to purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement (or such lower number of shares as a result of the aggregation of the transactions contemplated by this Agreement with any other transaction or series of transactions under applicable rules of The Nasdaq Stock Market LLC) (such maximum number of shares, the “Exchange Cap”), unless and until the stockholders of the Company have approved the issuance of Common Stock as contemplated by this Agreement in accordance with the applicable rules of The Nasdaq Stock Market LLC. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock as contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2.3, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants the following to the Company as of the Execution Date:

Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities.

Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. The Investor is an entity duly formed, validly existing, and in good standing under the laws of the State of Delaware with full right and limited partnership or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10 NO DISQUALIFICATION EVENTS. None of the Investor, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Investor participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Investor’s outstanding voting equity securities, calculated on the basis of voting power (each, an “Investor Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event.

Section 3.11 RELIANCE ON EXEMPTIONS. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

Section 3.12 STATUTORY UNDERWRITER STATUS. The Investor acknowledges that it will be identified as an “underwriter” in each Registration Statement and in any prospectus contained therein.

Section 3.13 RESALES OF SECURITIES. The Investor represents, warrants and covenants that it will resell such Securities only (i) pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement in substantially the form annexed hereto, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act, or (ii) in compliance with some other exemption under the Securities Act.

Section 3.14 RELIANCE ON SEC DOCUMENTS. Other than as set forth in this Agreement, the Investor is solely relying on the SEC Documents in determining whether to acquire the Purchase Notice Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company represents and warrants the following to the Investor, as of the Execution Date:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Other than as listed on Exhibit 21.1 of the Company’s Current Report on Form 8-K filed August 19, 2024, the Company has no Subsidiaries, other than such Subsidiaries which in the aggregate would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION. As of the Execution Date, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value of $0.0001 per share, of which 34,284,298 shares were issued and outstanding and 50,000,000 shares of preferred stock, par value of $0.0001 per share, of which zero shares are issued and outstanding. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options or the vesting of restricted stock units under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents and this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in the SEC Documents, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than as disclosed in the SEC Documents (as defined below) or as otherwise disclosed to the Investor by the Company, the Company has not, since August 13, 2024, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under Section 13 and 15(d) of the Exchange Act since August 13, 2024 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, including without limitation all registration statements under the Securities Act, whether required to be filed or otherwise), being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information, except for such information as will be publicly disclosed by the date of the filing of the Registration Statement. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6 VALID ISSUANCES. The Securities have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, do not and will not: (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC, FINRA, Nasdaq, or state securities filings that may be required to be made by the Company in connection with any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE EFFECT. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in SEC Documents.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, NYSE inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, SEC inquiry, FINRA inquiry, Nasdaq inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the Company has been issued by or, to the actual knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the Company, there is no pending investigation by the SEC involving the Company or any current officer or director of the Company.

Section 4.10 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SECURITIES. Based solely on the Investor’s representation and warranties, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Shares. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

Section 4.11 NO GENERAL SOLICITATION. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities act) in connection with the offer or sale of the Securities.

Section 4.13 PLACEMENT AGENT; OTHER COVERED PERSONS. The Company has not engaged any Person to act as a placement agent, underwriter, broker, dealer, or finder in connection with the sale of the Securities hereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Securities.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any Affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the Execution Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of shares of Common Stock reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of the Principal Market.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 LISTING OF COMMON STOCK. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 6.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall use its reasonable best efforts to permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 FILING OF REGISTRATION STATEMENT. The Company will file within ten (10) Business Days a Registration Statement on Form S-1 with the SEC in accordance with the provisions of the Securities Act, (the “Registration Statement”).

The Investor shall furnish to the Company such information regarding itself, the Company’s securities beneficially owned by the Investor, and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company’s securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC. At the time of the effectiveness of the Registration Statement, the Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact in the Registration Statement or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective registration statement filed or any post-effective amendment or prospectus which is a part of the foregoing. The Company shall promptly give the Investor notice of the occurrence of any event (including the passage of time) which results in the prospectus included in the Registration Statement to include an untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (without describing such event, other than the passage of time) and shall use its best efforts thereafter to file with the SEC any post-effective amendment to the Registration Statement, or amendment or supplement to the prospectus included therein, in order to make such prospectus no longer include any such untrue statement of a material fact or omission of a material fact.

Section 6.4 TRANSFER AGENT INSTRUCTIONS. Following the initial effective time of the Registration Statement and subject to applicable law, the Company shall cause (including, if necessary, by causing legal counsel for the Company to deliver an opinion) the Transfer Agent to remove restrictive legends from Securities purchased by the Investor pursuant to this Agreement, provided that counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to render the opinions or make the statements requested by the transfer agent, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein.

ARTICLE VII

CONDITIONS TO DELIVERY OF PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL SECURITIES. The right of the Company to issue and sell the Securities to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to each Closing.

Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE SECURITIES. The obligation of the Investor hereunder to purchase the Securities is subject to the satisfaction of each of the following conditions as of the Purchase Notice Date:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the sale of the Purchase Notice Shares by the Investor and (i) the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or the prospectus included therein shall exist.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) ADVERSE CHANGES. Any event that had or is reasonably likely to have a Material Adverse Effect will have been disclosed in the prospectus included in the Registration Statement (including by prospectus supplement or amendment or post-effective amendment).

(f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market.

(g) BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 7.2(g), if the amount of Common Stock outstanding is greater or lesser on a Closing Date than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Purchase Notice. To the extent that the Beneficial Ownership Limitation would be exceeded in connection with a Closing, the number of shares of Common Stock issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation, unless waived by the Investor.

(h) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or the related prospectus or any prospectus supplement thereto failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(i) DTC. The Common Stock must not be subject to any “DTC chill”.

(j) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of Sections 13 or 15(d) of the Exchange Act shall have been filed with the SEC.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents (an “Indemnified Party”) from and against any claim or suit by third parties for Damages resulting from or arising out of (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or related prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation by the Indemnifying Party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred by the Indemnified Party except to the extent that such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligent, recklessness or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of the Investor to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by the Company in reliance upon and in conformity with information furnished to the Company by the Investor for use in the Registration Statement, any post-effective amendment thereof, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 8.2 PROCEDURES. Promptly after receipt by an Indemnified Party of notice of the commencement of any claim or suit for which indemnification may be available pursuant here to, such Indemnified Party shall, if a claim in respect thereof is to be made against any Indemnifying Party hereunder, deliver to the Indemnifying Party a written notice of the commencement thereof; but the failure to so notify the Indemnifying Party will not relieve it of liability under this Article IX except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for the Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 9.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

ARTICLE IX

MISCELLANEOUS

Section 9.1 FORCE MAJEURE. No party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including but not limited to acts of God, epidemic or pandemic, natural disaster, labor disturbances, terrorist attack, riots or wars, and any action taken, or restrictions or limitations imposed, by government or public authorities.

Section 9.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law.

Section 9.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither any of the Transaction Documents nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 9.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor. This Agreement shall automatically terminate on the end of the Commitment Period.

Section 9.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 9.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, aside from the Administrative Fee, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay the Clearing Costs associated with each Closing, and any Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes, and other taxes and duties levied on the Company in connection with the delivery of any Securities to the Investor.

Section 9.8 COUNTERPARTS AND EXECUTION. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other Party hereto by email of a copy of the Transaction Documents bearing the signature of the Party so delivering the Transaction Documents. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by PDF, DocuSign or other generally accepted electronic signature. Such PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

Section 9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

Section 9.10 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.11 NOT TO BE CONSTRUED AGAINST DRAFTER. The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment. The Parties agree with each and every provision contained in this Agreement and agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 9.12 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 9.13 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 9.14 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, other than as required by law or for legal compliance, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Party shall provide the other Party with prior notice of such public statement. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 9.15 DISPUTE RESOLUTION.

(a) ARBITRATION. Subject to Section 9.15(a), any dispute, controversy or claim arising out of or relating to this Agreement or any Transaction Document (including whether any such dispute is arbitrable), shall be determined by arbitration administered by the American Arbitration Association (“AAA”) pursuant to the AAA Commercial Arbitration Rules in effect at the time of the filing of the relevant arbitration demand. The parties will cooperate with the AAA through its case management staff in choosing a single arbitrator from the AAA’s list of neutral arbitrators and in otherwise proceeding with the arbitration. Any award resulting from an arbitration initiated pursuant to this Agreement shall be enforceable in courts of applicable jurisdiction. The Parties consent to the jurisdiction of the State of California and any United States District Court in California for all purposes in connection with any such arbitration. The Parties further waive any right to any jury trial in any action, and as to all claims hereunder. Any arbitration pursuant to this section shall be governed by the Federal Arbitration Act. Except as may be required by law, neither a party nor the arbitrator may disclose the content or results of any arbitration proceeding conducted pursuant to this Agreement without the prior written consent of both Parties. Each party will be responsible for 50% of any administrative costs imposed by the AAA and the arbitrator’s fees. Each party may choose, at its own expense, to retain a court reporter for the arbitration hearing. If both parties decide to use a court reporter for the arbitration hearing, the parties shall jointly retain a court reporter and split evenly the court reporter’s fees. The prevailing party in any arbitration conducted pursuant to this Agreement shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

(b) The Company and the Investor agree that all dispute resolution proceedings in accordance with this Section 9.15 may be conducted in a virtual setting.

Section 9.16 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF (with read receipt or a written confirmation of delivery or receipt), addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

Bolt Projects Holdings, Inc.

ATTN: General Counsel

Address: 2261 Market Street, Suite 5447, San Francisco, CA 94114

Email: pslattery@boltthreads.com

If to the Investor:

Marc Indeglia

10250 Constellation Boulevard

19th Floor

Los Angeles, CA 90067

mindeglia@glaserweil.com; team@tritonfunds.com

Either Party hereto may from time to time change its address or email for notices under this clause by giving prior written notice of such changed address to the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

Bolt Projects Holdings, Inc.

By:	/s/ Dan Widmaier
Name:	Dan Widmaier Da
Title:	CEO

TRITON FUNDS LP

By:	/s/ Tyler Hoffman
Name:	Tyler Hoffman
Title:	Authorized Signatory

EXHIBIT A

FORM OF PURCHASE NOTICE

TO: TRITON FUNDS LP

We refer to the Purchase Agreement, dated as of February 13, 2025 (the “Agreement”), entered into by and between Bolt Projects Holdings, Inc., and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares.

3) Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

_______________________